KPMG Peat Marwick LLP

One Mellon Bank Center              Telephone 412 391 9710
                                    Telefax 412 391 8963
Pittsburgh, PA 15219                Telex 7106642199 PMM & CO PGH




                     INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Independence One Mutual Funds:

With respect to this Post-Effective Amendment No. 21 to the Registration Statement (No. 33-26156) on Form N-1A of Independence One Mutual Funds, we consent to the use of our reports dated June 17, 1997, on the financial statements of the funds listed below, incorporated by reference, and to the references to our Firm under the headings "Financial Highlights" in Part A of the Registration Statement and "Other Services-Independent Auditors" in Part B of the Registration Statement.

         Independence One Prime Money Market Fund; Independence One U.S. Treasury Money Market Fund; Independence One Michigan Municipal Cash Fund; Independence One Equity Plus Fund; Independence One U.S. Government Securities Fund; Independence One Fixed Income Fund; and Independence One Michigan Municipal Bond Fund.

Pittsburgh, Pennsylvania                    /s/ KPMG Peat Marwick LLP
June 24, 1997